Exhibit 99.1

Microbot Medical® to Commercially Debut the LIBERTY® System at The Symposium on Clinical Interventional Oncology

Annual Meeting

First U.S. Based Medical Meeting Presence Post-FDA Clearance Will Allow the Company to Commercially Engage Future Potential Users of the LIBERTY® System

Company Completes the Recruitment of its Commercial Leadership Team as it Remains On Track to Commence the Launch of The LIBERTY® System

During Q4 of This Year

HINGHAM, Mass., October 16, 2025 — Microbot Medical Inc. (Nasdaq: MBOT), developer and distributer of the innovative LIBERTY® Endovascular Robotic System, today announced that it will be exhibiting the LIBERTY® System at the upcoming Symposium on Clinical Interventional Oncology annual meeting (CIO), being held in Miami, FL on October 17-19. The annual symposium presents practical education on the latest treatments in the rapidly expanding field of interventional oncology and represents the first medical meeting at which the Company will commercially exhibit the LIBERTY® System following its FDA 510(k) clearance in early September of this year.

The Company will have a significant presence and is scheduled to meet interventional oncologists during the event at its booth (#208), and interested parties can schedule a live hands-on demo to personally experience the capabilities of the LIBERTY® System. To support the commercialization of the LIBERTY® System, including the limited market release planned later this quarter, the Company recently completed the hiring and on-boarding of its entire commercial leadership team.

Justin Bourne, with 20 years of sales leadership and commercial experience in the healthcare industry, joined as Regional Sales Director. Mr. Bourne has a strong track record of driving growth, building high-performing teams, and launching disruptive technologies. Most recently, he served as Regional Sales Director at Boston Scientific, where he led multiple new product launches. In this newly created role, he will report directly to Christina Bailey, Vice President of Sales, and will be instrumental in supporting the commercial team sales strategy and strengthening customer partnerships.

Dani Kulp joined as Sales Training Director, and will be instrumental in shaping the Company’s sales training strategy and equipping the sales team with the tools, knowledge, and confidence to meet sales objectives. Ms. Kulp brings over 15 years of experience in medical education, sales training, and clinical program development, with a strong focus in endovascular, vascular surgery, and peripheral vascular therapies. She has built her career leading high-impact training programs that empower both sales teams and healthcare providers—driving product launches, clinical adoption, and professional growth across the globe. Most recently, she served as Director of Commercial Excellence at Endologix, where she led field sales training, physician education programs, and product launch initiatives.

Xiomara Ortiz, as the Marketing Communications Manager, brings extensive experience in digital marketing, brand strategy, and communications, with an ability to drive growth and engagement. Ms. Ortiz has led impactful campaigns in the medical device space, building brand presence, launching new products, and elevating digital channels to reach new audiences. Her career includes marketing roles at several companies, including Isto Biologics, where she delivered results through creative strategy, digital initiatives, and optimized communications that supported business growth. Her primary responsibilities will include amplifying the Company’s brand presence, strengthening communications, and driving engagement across all channels.

“We have maintained strong momentum since receiving FDA clearance last month, and our presence at the upcoming CIO meeting comes at the perfect time as we recently secured our logistics partner and continue to prepare for the limited market launch of the LIBERTY® System expected later this quarter,” commented Harel Gadot, Chairman, President and CEO. “With the addition of key commercial team members, we are building the right foundation to execute on both our immediate launch plans and our long-term commercial strategy.”

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a breakthrough medical device company focused on transforming endovascular procedures through advanced robotic technology. Microbot’s LIBERTY® Endovascular Robotic System is the first single-use, remotely operated robotic solution designed for precision, efficiency and safety. Backed by a strong intellectual property portfolio and a commitment to innovation, Microbot is driving the future of endovascular care.

Learn more at www.microbotmedical.com and connect on LinkedIn and X.

Safe Harbor

Statements to future financial and/or operating results, future growth in research, technology, clinical development, commercialization and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “contemplates,” “continues,” “could,” “forecasts,” “intends,” “may,” “might,” “possible,” “potential,” “predicts,” “projects,” “should,” “would,” “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions, risks inherent in the commercialization of the LIBERTY® Endovascular Robotic System, and in the development of future versions of or applications for the system, uncertainty in the results of regulatory pathways and regulatory approvals, uncertainty resulting from political, social and geopolitical conditions, particularly any changes in personnel or processes or procedures at the FDA and announcements of tariffs on imports into the U.S., disruptions resulting from new and ongoing hostilities between Israel and the Palestinians, Iran and other neighboring countries, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical® can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical® disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Contacts:

IR@microbotmedical.com

Media@microbotmedical.com